EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

EDGAR Online, Inc.

Rockville, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81966), Form S-3 (No. 333-41472) , Form S-8 (No. 333-60246), Form S-8 (No. 333-129425), Form S-8 (No. 333-153400) and Form S-8 (No. 333-165898) of EDGAR Online, Inc. of our report dated March 13, 2012, relating to the consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP
Bethesda, Maryland
March 13, 2012